Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Orca International Language Schools Inc. (the “Company”) for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stuart Wooldridge hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 18, 2008

/s/ Stuart Wooldridge
Stuart Wooldridge
President, Secretary and Director
(Principal Executive Officer, acting
Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Orca International Language Schools Inc. and will be retained by Orca International Language Schools Inc. and furnished to the Securities and Exchange Commission or its staff upon request.